As filed with the Securities and Exchange Commission on September 26, 2016.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Domtar Corporation

(Exact name of Registrant as specified in its Charter)

Delaware	2621	20-5901152
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Domtar Corporation

234 Kingsley Park Drive

Fort Mill, SC 29715

(803) 802-7500

(Address (including zip code) and telephone number (including area code) of Registrant’s principal executive offices)

See Next Page for Registrant Guarantors

Zygmunt Jablonski

Senior Vice President and Chief Legal and Administrative Officer

234 Kingsley Park Drive

Fort Mill, SC 29715

(803) 802-7500

(Name, address (including zip code) and telephone number (including area code) of agent for service)

Copies of Communications to:

Steven J. Slutzky

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

(212) 909-6694

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock
Debt Securities
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Purchase Units
Guarantees of Senior Debt Securities(2)
Rights

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee.
(2)	Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.

Registrant guarantors

Name of Registrant Guarantor	Jurisdiction of organization	Primary standard industrial classification code	IRS employee identification number	Address of principal executive office
Associated Hygienic Products LLC	Delaware	2676	58-1933227	8020 Arco Corporate Drive, Suite 200, Raleigh, NC 27617
Attends Healthcare Products, Inc.	Delaware	2676	06-1640071	8020 Arco Corporate Drive, Suite 200, Raleigh, NC 27617
Domtar A.W. LLC	Delaware	2621	52-2326681	100 Kingsley Park Dr. Fort Mill, SC 29715
Domtar Industries LLC	Delaware	2621	25-1157103	100 Kingsley Park Dr. Fort Mill, SC 29715
Domtar Paper Company, LLC	Delaware	2621	20-5915351	100 Kingsley Park Dr. Fort Mill, SC 29715
EAM Corporation	Delaware	2676	58-2418329	2075 Sunset Blvd. Jesup, GA 31545
E.B. Eddy Paper, Inc.	Delaware	2621	38-2752673	1700 Washington Ave. P.O. Box 5003 Port Huron, MI, 48061

Prospectus

Domtar Corporation

DEBT SECURITIES

PREFERRED STOCK

COMMON STOCK

DEPOSITARY SHARES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

PURCHASE UNITS

We may from time to time offer to sell the securities described in this prospectus separately or together in any combination.

We will provide the specific terms of any securities to be offered, together with the terms of the offering, in supplements to this prospectus. You should read this prospectus and any applicable supplement carefully before you invest. A supplement may also change, add to, update, supplement or clarify information contained or incorporated by reference in this prospectus.

Our common stock is listed on the New York Stock Exchange and the Toronto Stock Exchange, in each case under the symbol “UFS”. Unless we state otherwise in the applicable prospectus supplement, we will not list any of the other securities to be offered pursuant to this prospectus on any securities exchange.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Our principal executive office is located at 234 Kingsley Park Drive, Fort Mill, SC 29715 and our telephone number is (803) 802-7500.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2016.

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About this prospectus

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the offering. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits.

You should rely only on the information contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference in this prospectus and any prospectus supplement. We have not, and the underwriters named in any prospectus supplement have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus and any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Neither the delivery of this prospectus and any prospectus supplement nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference in this prospectus and any prospectus supplement or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where you can find more information.” Information in any prospectus supplement or incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. For more details, you should read the exhibits filed with the registration statement of which this prospectus is a part.

In this prospectus, “Domtar,” “we,” “us,” “our,” and the “Company” refer to Domtar Corporation, unless otherwise indicated or the context otherwise requires.

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Forward-looking statements

This prospectus and any accompanying prospectus supplement may contain or incorporate by reference certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act. These statements include statements relating to trends in, or representing management’s beliefs about, Domtar’s future growth, results of operations, performance and business prospects and opportunities. These forward-looking statements are generally denoted by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “aim,” “target,” “plan,” “continue,” “estimate,” “project,” “may,” “will,” “should” and similar expressions. These statements reflect management’s current beliefs and are based on information currently available to management. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to known and unknown risks and uncertainties and other factors that could cause actual results to differ materially from historical results or those anticipated. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur, or if any occurs, what effect they will have on Domtar’s results of operations or financial condition.

These factors include, but are not limited to:

●	continued decline in usage of fine paper products in our core North American market;

●	our ability to implement our business diversification initiatives, including strategic acquisitions;

●	product selling prices;

●	raw material prices, including wood fiber, chemical and energy;

●	conditions in the global capital and credit markets, and the economy generally, particularly in the United States, Canada and Europe;

●	performance of Domtar’s manufacturing operations, including unexpected maintenance requirements;

●	the level of competition from domestic and foreign producers;

●	the effect of, or change in, forestry, land use, environmental and other governmental regulations (including taxation), and accounting regulations;

●	the effect of weather and the risk of loss from fires, floods, windstorms, hurricanes and other natural disasters;

●	transportation costs;

●	the loss of current customers or the inability to obtain new customers;

●	legal proceedings;

●	changes in asset valuations, including impairment of property, plant and equipment, inventory, accounts receivable or other assets for impairment or other reasons;

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●	changes in currency rates, particularly the relative value of the U.S. dollar to the Canadian dollar, the Euro and other European currencies;

●	the effect of timing of retirements and changes in the market price of Domtar’s common stock on charges for stock-based compensation; and

●	performance of pension fund investments and related derivatives, if any.

The foregoing factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future performance or results. Unless specifically required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. You should consider these risks when reading any forward-looking statements and review carefully the section captioned “Risk Factors” in any accompanying prospectus supplement and in our Annual Report on Form 10-K and/or Quarterly Reports on Form 10-Q incorporated by reference herein for a more complete discussion of the risks of an investment in our securities.

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Domtar Corporation

We design, manufacture, market and distribute a wide variety of fiber-based products, including communication papers, specialty and packaging papers, and absorbent hygiene products. The foundation of our business is a network of wood fiber converting assets that produce paper grade, fluff and specialty pulp. The majority of our pulp production is consumed internally to manufacture paper and other consumer products with the balance sold as market pulp. We are the largest integrated marketer of uncoated freesheet paper in North America serving a variety of customers, including merchants, retail outlets, stationers, printers, publishers, converters and end-users. We are also a marketer and producer of a broad line of incontinence care products marketed primarily under the Attends®, IncoPack® and Indasec® brand names, as well as infant diapers.

The Company operates in two reportable segments. Each reportable segment offers different products and services and requires different manufacturing processes, technology and/or marketing strategies. The following summary briefly describes the operations included in the Company’s two reportable segments:

●	Pulp and Paper Segment – consists of the design, manufacturing, marketing and distribution of communication, specialty and packaging papers, as well as softwood, fluff and hardwood market pulp.

●	Personal Care Segment – consists of the design, manufacturing, marketing and distribution of absorbent hygiene products.

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Use of proceeds

Unless otherwise stated in any prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in subsidiaries, acquisitions and refinancing of debt, including commercial paper and other short-term indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

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Ratio of earnings to fixed charges and

ratio of earnings to combined fixed charges

and preferred dividends

The following table sets forth the Company’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for each of the last five years and the six months ended June 30, 2016.

	Six months ended June 30, 2016	Year ended
		December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011
Ratio of earnings to fixed charges	1.7	2.5	3.3	1.7	3.5	6.4

Ratio of earnings to combined fixed charges and preferred dividends	1.7	2.5	3.3	1.7	3.5	6.4

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Description of the debt securities

General

We may issue unsecured senior and subordinated debt securities in one or more series. Senior debt securities will be issued under an indenture (as previously amended and supplemented, the “Indenture”), dated November 19, 2007, among Domtar, Domtar Paper Company, LLC, The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”) and the Subsidiary Guarantors (as defined below) party thereto. Subordinated debt securities will be issued pursuant to a subordinated indenture. We will describe the material terms and provisions of any subordinated debt securities to be offered and the subordinated indenture in the applicable prospectus supplement.

Senior debt securities

The following description is a summary of the terms and provisions of the senior debt securities and the Indenture. It summarizes only those portions of the Indenture which we believe will be most important to your decision to invest in our senior debt securities. You should keep in mind, however, that it is the Indenture, and not this summary, which defines your rights as a holder of the senior debt securities. There may be other provisions in the Indenture which are also important to you. You should read the Indenture for a full description of the terms of the senior debt securities. A copy of the Indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where you can find more information” for information on how to obtain copies of the Indenture.

We may from time to time without notice to, or the consent of, the holders of the senior debt securities, create and issue additional senior debt securities under the Indenture, equal in rank to the existing senior debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new senior debt securities, or except for the first payment of interest following the issue date of the new senior debt securities) so that the new senior debt securities may be consolidated and form a single series with existing senior debt securities and have the same terms as to status, redemption and otherwise as existing senior debt securities.

The senior debt securities are unsecured obligations

The senior debt securities will be our general unsecured senior obligations and will rank equally with all of our existing and future unsecured and unsubordinated obligations. The senior debt securities will be senior in right of payment to all of our future subordinated indebtedness and will be effectively subordinated to all of our future secured indebtedness to the extent of the assets securing such secured indebtedness.

Subsidiary guarantees

Each of our direct and indirect U.S. subsidiaries (collectively, the “Subsidiary Guarantors”) that guarantees our indebtedness or that of any of our subsidiaries under the Amended and Restated Credit Agreement (as amended and supplemented, the “Credit Agreement”), dated as of August 18, 2016 among us and certain of our subsidiaries as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and agents party thereto or our indebtedness under the Term Loan Agreement (the “Term Loan Agreement”), dated as of July 20, 2015, among us, Domtar Paper

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Company, LLC, as borrower, CoBank, ACB as administrative agent and the lenders and agents party thereto, as amended on August 18, 2016, will, jointly and severally, fully and unconditionally guarantee the senior debt securities. The Subsidiary Guarantors will agree to pay, in addition to the obligations under the senior debt securities and the Indenture, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the subsidiary guarantees.

The obligations of the Subsidiary Guarantors under the subsidiary guarantees will rank equally in right of payment with all existing and future unsecured senior indebtedness of such Subsidiary Guarantors, including their guarantees in respect of indebtedness under the Credit Agreement and the Term Loan Agreement, and will be effectively subordinated to all of such Subsidiary Guarantors’ future secured indebtedness, to the extent of the value of the assets securing such secured indebtedness.

Terms of the senior debt securities

We may issue the senior debt securities in one or more series through a supplemental indenture that supplements the Indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the senior debt securities. These terms may include the following:

●	title of the series;

●	total principal amount of the series;

●	maturity date or dates;

●	interest rate and interest payment dates;

●	any redemption dates, prices, obligations and restrictions;

●	any provisions permitting the senior debt securities to be convertible into, or exchangeable for, shares of any class or classes of our stock, or our other securities or property, at a specified price or prices or at specified rates of exchange and with any adjustments; and

●	any other terms of the series.

Form and exchange

The senior debt securities will normally be denominated in U.S. dollars, in which case we will pay principal, interest and any premium in U.S. dollars. We may, however, denominate any series of senior debt securities in another currency or composite currency. In those cases, payment of principal, interest and any premium would be in that currency or composite currency and not U.S. dollars.

Book-entry only form

The senior debt securities will normally be issued in book-entry only form, which means that they will be represented by one or more permanent global certificates registered in the name of The Depository Trust Company, New York, New York, which we refer to as “DTC,” or its nominee. We refer to this form here and in any prospectus supplement as “book-entry only.”

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In the event that senior debt securities are issued in book-entry only form, DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the senior debt securities. The participant will then keep a record of its clients who purchased the senior debt securities. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

In the case of book-entry only, we will wire principal and interest payments to DTC’s nominee. In accordance with the Indenture, we and the Trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, neither we nor the Trustee will have any direct responsibility or liability to pay amounts due on the senior debt securities to owners of beneficial interests in the global securities.

Under book-entry only, we will not issue certificates to individual holders of the senior debt securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

Senior debt securities represented by a global security will be exchangeable for senior debt securities certificates with the same terms in authorized denominations if DTC notifies us that it is unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days. DTC may surrender a global security in exchange, in whole or in part, for senior debt securities certificates on such terms as are acceptable to us, the Trustee and DTC. We may, in our sole discretion, determine that one or more global securities shall no longer be represented by such global securities. In such event, the Trustee, upon receipt of a company order for the delivery of senior debt securities certificates, will authenticate and make such senior debt securities certificates available.

Certificated form

Alternatively, we may issue the senior debt securities in certificated form registered in the name of the holder of the senior debt security. Under these circumstances, holders may receive certificates representing the senior debt securities. Senior debt securities in certificated form will be transferable without charge except for reimbursement of taxes, if any. We will refer to this form in the prospectus supplement as “certificated.”

Redemption provisions, sinking fund and defeasance

We may redeem some or all of the senior debt securities at our option subject to the conditions stated in the prospectus supplement relating to that series of senior debt securities. If a series of senior debt securities is subject to a sinking fund, the applicable prospectus supplement will describe those terms.

We may discharge or defease certain of our obligations on any series of senior debt securities at any time. We may defease by depositing with the Trustee sufficient cash or government securities to pay all sums due on that series of senior debt securities.

Limitations on liens

The Indenture provides that, with certain exceptions, neither we nor any of our restricted subsidiaries may create, issue, assume or otherwise have outstanding any mortgage upon any principal property belonging to us or to any of our restricted subsidiaries or upon the shares of capital stock or debt of any of our restricted subsidiaries, whether such principal property, shares or debt are owned by us or our restricted subsidiaries on the date of the Indenture or acquired in the future, to secure any debt of

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ours or any of our restricted subsidiaries, unless the senior debt securities, and if we so elect, any of our other indebtedness ranking at least pari passu with the senior debt securities, shall be secured by a mortgage equally and ratably with or in priority to the new secured debt so long as such debt shall be so secured.

Limitation on sale and leaseback transactions

The Indenture restricts, with certain exceptions, transactions involving the sale and leaseback by us or any of our restricted subsidiaries with any person (other than us or a restricted subsidiary) providing for the leasing by us or any restricted subsidiary of any of our or their principal property or any property which together with any other property subject to the same transaction or series of related transactions would in the aggregate constitute a principal property, whether such principal property is owned by us or our restricted subsidiaries on the date of the Indenture or acquired in the future.

Changes to the Indenture

The Indenture may be changed with the consent of holders owning not less than a majority in aggregate principal amount of the then outstanding senior debt securities of each series affected by the change. However, we may not, among other things, change the maturity or interest payment dates of any senior debt security or reduce the principal, rate of interest, any premium payable upon the redemption thereof or the percentage required to change other terms of the Indenture without the consent of the holder of such senior debt security.

We may enter into supplemental indentures for other specified purposes, including the creation of any new series of senior debt securities without the consent of any holder of senior debt securities.

Consolidation, merger or sale

We may not consolidate with or merge with or into another company or convey, transfer or lease our properties and assets substantially as an entirety to another company, and we will not permit any company to consolidate with or merge with or into us, unless:

●	we will be the surviving corporation in any merger or consolidation, or, if we consolidate with or merge into another company or convey or transfer or lease our properties and assets substantially as an entirety to any company, the successor company will be an entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and the successor entity will expressly assume our obligations relating to the senior debt securities;

●	if we will not be the surviving company, each Subsidiary Guarantor (unless it is the other party to the transactions above) shall have by supplemental indenture confirmed that its subsidiary guarantee shall apply to such successor company’s obligations in respect of the Indenture and the senior debt securities;

●	immediately after giving effect to the consolidation, merger, conveyance, transfer or lease, there will exist no default or event of default; and

●	other conditions, including the delivery of an officers’ certificate and an opinion of counsel, described in the Indenture will be met.

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Events of default

Under the terms of the Indenture, each of the following constitutes an event of default with respect to the senior debt securities:

●	default for 30 days in the payment of any interest on the senior debt securities when due;

●	default in the payment of principal or premium, if any, on the senior debt securities when due;

●	default in the performance, or breach, of any covenant or warranty in the Indenture with respect to the senior debt securities for 60 days after written notice;

●	the subsidiary guarantee of a significant subsidiary ceases to be in full force and effect, except as otherwise permitted under the Indenture, or is declared null and void in a judicial proceeding or is disaffirmed by the subsidiary guarantor;

●	certain events of bankruptcy, insolvency or reorganization;

●	certain defaults under mortgage, indenture or other instruments which may secure or evidence indebtedness for money borrowed by us or any of our restricted subsidiaries; and

●	certain judgments or decrees for the payment of money in excess of $80 million.

An event of default for a particular series of senior debt securities does not necessarily impact any other series of senior debt securities issued under the Indenture.

If an event of default exists (other than an event of default with respect to certain events of bankruptcy, insolvency or reorganization), the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the series may declare the entire principal amount of and premium, if any, and accrued but unpaid interest and any other monetary obligations on the senior debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the Trustee if given by holders of the senior debt securities. Upon that declaration, the principal (or specified) amount, premium, if any, and interest will become immediately due and payable. If this happens, subject to certain conditions, the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of that series may rescind the declaration if all events of default with respect to the senior debt securities of that series (other than the non-payment of the principal of and interest on the senior debt securities of that series) have been cured or waived and there has been deposited with the Trustee a sum sufficient to pay all overdue interest, principal, any premium, interest upon overdue interest (to the extent that payment of such interest is lawful), all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Subject to the provisions for the security or indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee in connection with the senior debt securities. We are required to furnish the Trustee annually with an officers’ certificate as to the fulfillment of our obligations under the Indenture.

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Concerning the Trustee

The Trustee under the Indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The Trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

The Bank of New York Mellon, the Trustee, acts as depositary for funds of, makes loans to, and/or performs other services for us and our subsidiaries in the normal course of business.

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Description of capital stock

Authorized capital stock

Our authorized capital consists of 2,000,000,000 shares of common stock, par value $0.01 per share and 20,000,000 shares of preferred stock, par value $0.01 per share. All of the outstanding shares of our common stock are validly issued, fully paid and non-assessable. Approximately 62,585,337 shares of our common stock and no shares of preferred stock were outstanding as of the date of this prospectus.

Common stock

The holders of our common stock are entitled to one vote for each share of common stock held of record on all matters on which stockholders generally are entitled to vote, except that, unless otherwise required by law, the holders of our common stock are not entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation or pursuant to the Delaware General Corporation Law (the “DGCL”). Except as otherwise provided by law, our certificate of incorporation or any resolution adopted by our board of directors designating any series of preferred stock, holders of our common stock will have the exclusive right to vote for the election of the members of our board of directors and for all other purposes.

Subject to the rights of any class or series of stock having a preference over the common stock as to dividends, the holders of our common stock will be entitled to receive such dividends and other distributions in cash, stock or property as may be declared on the common stock by our board of directors at any time or from time to time out of any funds legally available therefor.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and subject to the rights of any class or series of stock having a preference over the common stock as to the distribution of assets upon liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive all of our remaining assets available for distribution to our stockholders, ratably in proportion to the number of shares of common stock held by them.

The holders of our common stock have no preemptive rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock.

Our common stock is listed on the New York Stock Exchange and the Toronto Stock Exchange, in each case under the symbol “UFS”.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred stock

We may issue preferred stock from time to time in one or more series. Our certificate of incorporation expressly authorizes our board of directors, without the approval of our stockholders, to provide, out of the unissued shares of preferred stock, for series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the

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voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The terms and provisions of any preferred stock to be offered will be set forth in the applicable prospectus supplement.

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Description of depositary shares

We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights. The terms of any depositary shares to be offered and a description of the material provisions of the applicable deposit agreement will be set forth in the applicable prospectus supplement.

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Description of warrants

We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the applicable prospectus supplement relating to the warrants that we offer. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

16

Description of rights

We may issue rights to purchase common stock or preferred stock. Each right will entitle the holder of rights to purchase for cash the number of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the material terms and conditions of the rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

17

Description of purchase contracts

and purchase units

We may issue purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock or other securities, property or assets, at a future date or dates. Alternatively, the purchase contacts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the purchase contract. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any purchase contracts or purchase units and any related guarantee.

18

Plan of distribution

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.

19

Legal matters

Unless otherwise indicated in the appropriate prospectus supplement, Debevoise & Plimpton LLP, New York, New York, will opine on the validity of the securities on our behalf and on behalf of any Subsidiary Guarantors. Debevoise & Plimpton LLP will rely upon the opinion of Richards, Layton & Finger, P.A., as to certain matters of Delaware law.

20

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

21

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy all or any portion of these reports, proxy statements and other information at the offices of the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a website, www.sec.gov, that contains reports, proxy and prospectus and other information regarding registrants, such as Domtar, that file electronically with the SEC. You can also find additional information about us at www.domtar.com.

22

Incorporation by reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2015;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

●	Our Current Reports on Form 8-K filed on February 24, 2016, April 15, 2016, May 5, 2016, August 19, 2016 and September 23, 2016;

●	Our definitive Proxy Statement filed on April 2, 2016 on Schedule 14A for our Annual Meeting of Shareholders held on May 3, 2016;

●	The description of our common stock contained on our Current Report on Form 8-K filed on May 4, 2012; and

●	Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus.

We will provide any of these filings, at no charge, upon written or oral request. Requests for this information may be made in writing to Domtar Corporation, 234 Kingsley Park Drive, Fort Mill, SC 29715 or by telephone at (803) 802-7500.

23

Part II

Information not required in prospectus

Item 14.    Other expenses of issuance and distribution.

The following statement sets forth the expenses of Domtar Corporation (the “Registrant”) in connection with the offering described in this registration statement (all of which will be borne by the Registrant).

Securities and Exchange Commission Registration Fee	$	*
Trustee Fees and Expenses		+
Legal Fees and Expenses		+
Accounting Fees and Expenses		+
Printing Fees and Expenses		+
Miscellaneous Expenses		+
Total	$	*
*	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee for the securities offered by this prospectus.

+	Estimated expenses are not presently known.

Item 15.    Indemnification of directors and officers

Delaware

(a) Each of Attends Healthcare Products, Inc., Domtar Corporation, EAM Corporation and E.B. Eddy Paper, Inc. is incorporated as a corporation under the laws of the State of Delaware.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of each of Attends Healthcare Products, Inc., Domtar Corporation, EAM Corporation and E.B. Eddy Paper, Inc. contains such a provision.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The certificate of incorporation of Domtar Corporation provides that the corporation shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL. The certificate of incorporation of Domtar Corporation further provides that, subject to certain exceptions, Domtar Corporation shall indemnify any person seeking indemnification in connection with any action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by Domtar Corporation’s board of directors. In addition, the certificate of incorporation of Domtar Corporation also provides that if a claim for indemnification or advancement is not paid in full by the corporation within 30 calendar days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The certificate of incorporation of Attends Healthcare Products, Inc. provides that the corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation. The certificate of incorporation of Attends Healthcare Products, Inc. does not, however, require that the corporation indemnify any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

The bylaws of EAM Corporation provide that the corporation shall indemnify and reimburse all persons who are required or permitted to be indemnified and reimbursed pursuant to applicable provisions of Delaware law. The bylaws of E.B. Eddy Paper, Inc. provide that the corporation shall indemnify its directors and officers to the fullest extent permitted by the DGCL against any liability, cost or expense incurred by the applicable director or officer in such director’s or officer’s capacity as a director or officer, or arising of such person’s status as a director or officer of the corporation.

Section 145(e) of the DGCL provides that expenses, including attorneys’ fees, incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Section 145(e) of the DGCL further provides such expenses, including attorneys’ fees, incurred by former directors and officers or other persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

The certificate of incorporation of Attends Healthcare Products, Inc. provides that the corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation. The certificate of incorporation of Attends Healthcare Products, Inc. does not, however, require the corporation to advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. The certificate of incorporation of Domtar Corporation provides that the corporation may pay the expenses of a director or officer incurred in defending any action, suit or proceeding in advance of its final disposition, provided, however that, to the extent required by the DGCL, the payment of such expenses shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

The bylaws of E.B. Eddy Paper, Inc. provide that expenses incurred by an officer or director in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized by Article VI of the bylaws of E.B. Eddy Paper, Inc. Neither the certificate of incorporation nor the bylaws of EAM Corporation provides for the advancement of expenses as permitted by Section 145(e) of the DGCL.

Section 145(g) of the DGCL specifically provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

The certificate of incorporation of Domtar Corporation expressly provides that the corporation may maintain insurance at its expense to protect any director or officer of the corporation against any expenses, liability or loss, whether or not the corporation would have the power to indemnify such director or officer against such expense, liability or loss under the DGCL. The bylaws of E.B. Eddy Paper, Inc. expressly provide that the corporation may maintain insurance at its expense, to protect itself and any director or officer of the corporation against liability costs or expenses. Neither the certificate of incorporation nor the bylaws of each of Attends Healthcare Products, Inc. and EAM Corporation contain specific provisions addressing liability insurance for the corporation’s directors and officers.

Domtar Corporation maintains insurance, at its expense, to protect itself and any director, officer, employee or agent of the Domtar Corporation or its subsidiaries and affiliates against any such expense, liability or loss, whether or not it would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The foregoing summaries are necessarily subject to the complete text of the DGCL and each of the above registrant’s certificate of incorporation and bylaws, as amended to date.

(b) Each of Associated Hygienic Products LLC, Domtar A.W. LLC, Domtar Industries LLC and Domtar Paper Company, LLC is organized as a limited liability company under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “Delaware LLC Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of each of Associated Hygienic Products LLC, Domtar A.W. LLC, Domtar Industries LLC and Domtar Paper Company, LLC contain specific provisions relating to indemnification.

In accordance with Section 18-108 of the Delaware LLC Act, the limited liability company agreement of Associated Hygienic Products LLC provides that the limited liability company may indemnify a person who is or was party to an action, suit or proceeding by reason of the fact that such person is or was a manager, member, employee or agent of the limited liability company or is or was serving at the request of the limited liability company as a manager, member, director, officer, employee or agent of another enterprise against expenses, judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the limited liability company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The limited liability company agreement of Associated Hygienic Products LLC further provides that, to the extent a manager, member, employee or agent of the limited liability company has been successful on the merits or otherwise in defense of an action, suit or proceeding such person must be indemnified by the limited liability company against expenses actually and reasonably incurred. In addition, the limited liability company agreement of Associated Hygienic Products LLC provides that indemnification may not be made for any claim, issue or matter to which a person has been adjudged by a court of competent jurisdiction to be liable to the limited liability company unless and only to the extent the court in which the action was brought or another court of competent jurisdiction determines the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In accordance with Section 18-108 of the Delaware LLC Act, the limited liability company agreements of each of Domtar A.W. LLC and Domtar Industries LLC provide that, to the fullest extent permitted by applicable law, an officer, board member or the member, or any of the member’s directors, officers, agents or employees, or any affiliate of any of the foregoing (the “Covered Person”) shall be entitled to indemnification from the limited liability company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the limited liability company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by the applicable limited liability company agreement, except for gross negligence or willful misconduct by the Covered Person. The limited liability company agreement of Domtar Paper Company, LLC provides that, to the fullest extent permitted by applicable law, the member or any of its or the limited liability company’s directors, officers, employees, shareholders, agents or representatives (a “Domtar Paper Covered Person”) shall be entitled to indemnification from the limited liability company for any loss, damage or claim incurred by such Domtar Paper Covered Person by reason of any act or omission performed or omitted by such Domtar Paper Covered Person in good faith on behalf of the limited liability company, except for gross negligence or willful misconduct by the Domtar Paper Covered Person.

Furthermore, each of the limited liability company agreements of Associated Hygienic Products LLC, Domtar A.W. LLC, Domtar Industries LLC and Domtar Paper Company, LLC provides that the right to indemnification conferred in the applicable limited liability company agreement includes the right to be paid by the limited liability company the expenses (including legal fees) incurred by the Covered Person (or manager or member in the case of Associated Hygienic Products LLC) in defending any action, suit or proceeding in advance of its final disposition upon receipt by the limited liability company of an undertaking by the Covered Person (or manager or member in the case of Associated Hygienic Products LLC) to repay such amount if it is ultimately determined that the Covered Person is not entitled to indemnification under the applicable limited liability company agreement.

Section 18-406 of the Delaware LLC Act provides that a member, manager or liquidating trustee of a limited liability company shall be fully protected in relying in good faith upon the records of the limited liability company and upon information, opinions, reports or statements presented by another manager, member or liquidating trustee, an officer or employee of the limited liability company, or committees of the limited liability company, members or managers, or by any other person as to matters the member, manager or liquidating trustees reasonably believes are within such other person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the limited liability company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the limited liability company or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to members or creditors might properly be paid.

Consistent with Section 18-406 of the Delaware LLC Act, each of the limited liability company agreements of Domtar A.W. LLC, Domtar Industries LLC and Domtar Paper Company, LLC provides that in carrying out any duties under the limited liability company agreement, the Covered Person shall not be liable to the limited liability company for breach of any duty for the Covered Person’s good faith reliance on the records of the limited liability company, or such information, opinions, reports or statements presented to the limited liability company by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the limited liability company.

Section 18-1101(d) of the Delaware LLC Act provides that unless otherwise provided in a limited liability company agreement, a member or manager or other person will not be liable to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement for breach of fiduciary duty for the member’s or manager’s or other person’s good faith reliance on the provisions of the limited liability company agreement. The limited liability company agreements of Associated Hygienic Products LLC, Domtar A.W. LLC, Domtar Industries LLC, and Domtar Paper Company, LLC do not contain specific provisions that override Section 18-1101(d) of the Delaware LLC Act.

Section 18-1101(e) of the Delaware LLC Act permits a limited liability company agreement to limit or eliminate any and all liabilities for breach of contract and breach of duties (including fiduciary duties) of a member, manager or other person to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement. However, under Section 18-1101(e) of the Delaware LLC Act, a limited liability company agreement may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Each of the limited liability company agreements of Domtar A.W. LLC and Domtar Industries LLC provides that in the absence of bad faith by the Covered Person, to the fullest extent permitted by law, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of the limited liability company agreement or any other agreement contemplated therein or of any duty or obligation of the Covered Person at law or in equity or otherwise. In addition, each of the limited liability company agreements of Domtar A.W. LLC and Domtar Industries LLC provides that the provisions of the limited liability company agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity to the limited liability company or its members, are agreed by the parties to the limited liability company agreement to replace such other duties and liabilities of such Covered Person. The limited liability company agreement of Domtar Paper Company LLC provides that the provisions of the limited liability company agreement, to the extent that they restrict, expand or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties to the limited liability company agreement to replace such other duties and liabilities of such Covered Person. The limited liability company agreement of Associated Hygienic Products LLC does not contain specific provisions that limit or eliminate liabilities for breach of contract and breach of duties (including fiduciary duties) of a member, manager or other person as permitted by Section 18-1101(e) of the Delaware LLC Act.

The limited liability company agreement of Associated Hygienic Products LLC provides that the limited liability company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is a manager, member, employee or agent of the limited liability company for any liability asserted against such person and liability and expenses incurred by such person in such person’s capacity as manager, member, director, officer, employee or agent, whether or not the limited liability company has the authority to indemnify such person against such liability and expenses.

The foregoing summaries are necessarily subject to the complete text of the Delaware LLC Act and each of the above registrant’s limited liability company agreements, as amended to date.

Director indemnification agreements

Domtar Corporation has entered into indemnification agreements with each of its directors, including John D. Williams, who is also the Company’s President and Chief Executive Officer. Each indemnification agreement provides that the Company will indemnify and hold harmless the individual (the “Indemnitee”) to the fullest extent permitted by Delaware law against losses incurred by reason of the fact that the Indemnitee is a director, officer, employee or agent of the Company. In addition, the Company will advance to the Indemnitee certain expenses incurred by the Indemnitee in defending against an indemnifiable claim. The Indemnitee agrees to repay to the Company all amounts advanced to the Indemnitee by the Company if the Indemnitee is ultimately determined not to be entitled to indemnification in respect of such claim. The Company has entered into substantially similar indemnification agreements with each Board-appointed officer.

Item 16.            Exhibits

Exhibit number	Exhibit description

1.1	Form of Underwriting Agreement (Equity)**

1.2	Form of Underwriting Agreement (Debt Securities)**

1.3	Form of Underwriting Agreement (Preferred Securities)**

1.4	Form of Underwriting Agreement (Purchase Contracts)**

1.5	Form of Underwriting Agreement (Purchase Units)**

1.6	Form of Underwriting Agreement (Warrants)**

1.7	Form of Underwriting Agreement (Rights)**

3.1	Amended and Restated Certificate of Incorporation of Domtar Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on June 8, 2009 and the Company’s Form 10-Q filed with the SEC on August 8, 2008)

3.2	Amended and Restated By-laws of Domtar Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on February 24, 2016)

4.1	Indenture, dated as of November 19, 2007, among Domtar Corporation, Domtar Paper Company, LLC and The Bank of New York, as Trustee*

4.2	Supplemental Indenture, dated February 15, 2008, among Domtar Corporation, Domtar Paper Company, LLC, The Bank of New York, as Trustee, and the new Subsidiary Guarantors parties thereto (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on February 21, 2008)

4.3	Second Supplemental Indenture, dated February 20, 2008, among Domtar Corporation, Domtar Paper Company, LLC, The Bank of New York, as Trustee, and the new Subsidiary Guarantor party thereto (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the SEC on February 21, 2008)

4.4	Third Supplement Indenture, dated June 9, 2009, among Domtar Corporation, The Bank of New York Mellon, as Trustee, and the Subsidiary Guarantors party thereto, relating to the Company’s 10.75% Senior Notes due 2017 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2009)

4.5	Fourth Supplemental Indenture, dated June 23, 2011, among Domtar Corporation, Domtar Delaware Investments Inc., and Domtar Delaware Holdings, LLC and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2011)

4.6	Fifth Supplemental Indenture, dated September 7, 2011, among Domtar Corporation, Domtar Delaware Investments Inc. and Domtar Delaware Holdings, LLC, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2011)

4.7	Sixth Supplemental Indenture, dated March 16, 2012 among Domtar Corporation, the Subsidiary Guarantors party thereto, and The Bank of New York Mellon, as Trustee, relating to the Company’s 4.40% Notes due 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on March 16, 2012)

4.8	Seventh Supplemental Indenture, dated May 21, 2012 among Domtar Corporation, EAM Corporation, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.8 to the Company’s Form S-3 filed with the SEC on August 20, 2012)

4.9	Eighth Supplemental Indenture, dated August 23, 2012, among Domtar Corporation, the Subsidiary Guarantors party thereto, and The Bank of New York Mellon, as Trustee, relating to the Company’s 6.25% Senior Notes due 2042 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on August 23, 2012)

4.10	Ninth Supplemental Indenture, dated July 31, 2013, among Domtar Corporation, Associated Hygienic Products LLC, Domtar Personal Care Absorbent Hygiene, Inc. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.10 to the Company’s Form S-3 ASR filed with the SEC on October 1, 2013)

4.11	Tenth Supplemental Indenture, dated as of November 26, 2013, among Domtar Corporation, the Subsidiary Guarantors party thereto, and The Bank of New York Mellon, as Trustee, relating to the Company’s 6.75% Notes due 2044 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on November 26, 2013)

4.12	Eleventh Supplemental Indenture, dated as of November 4, 2015, among Domtar Corporation, Palmetto Enterprises LLC and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.12 to the Company’s Form 10-K filed with the SEC on February 26, 2016)

4.13	Form of Depositary Receipt**

4.14	Form of Depositary Agreement**

4.15	Form(s) of Warrant Agreement(s), including form of Warrant**

4.16	Form of Purchase Contract Agreement**

4.17	Form of Pledge Agreement**

4.18	Form of Global Security (Senior Debt Security)**

4.19	Form of Global Security (Subordinated Debt Security)**

5.1	Opinion of Debevoise & Plimpton LLP*

5.2	Opinion of Richards, Layton & Finger, P.A.*

12.1	Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends*

23.1	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1)

23.2	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.2)

23.3	Consent of PricewaterhouseCoopers LLP*

24.1	Powers of Attorney*

25.1	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee, under the Indenture*
*	Filed herewith.

**	To be filed by amendment or report on Form 8-K pursuant to Item 601 of Regulation S-K.

Item 17.            Undertakings

(a)	Each undersigned registrant hereby undertakes

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act,

(i)	The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

(9)	To supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(b)	Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Mill, South Carolina, on September 26, 2016.

DOMTAR CORPORATION

By:	*
Name:	John D. Williams

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* John D. Williams	President and Chief Executive Officer and Director (Principal Executive Officer)	September 26, 2016

* Daniel Buron	Senior Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2016

* Robert J. Steacy	Chairman of the Board of Directors and Director	September 26, 2016

* Giannella Alvarez	Director	September 26, 2016

* Robert E. Apple	Director	September 26, 2016

* Louis P Gignac	Director	September 26, 2016

* David J. Illingworth	Director	September 26, 2016

* Brian M. Levitt	Director	September 26, 2016

* David G. Maffucci	Director	September 26, 2016

* Domenic Pilla	Director	September 26, 2016

* Pamela B. Strobel	Director	September 26, 2016

* Denis Turcotte	Director	September 26, 2016

* Mary A. Winston	Director	September 26, 2016

*By:

/s/ Razvan Theodoru Razvan Theodoru, as Attorney-in-Fact		September 26, 2016

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Mill, South Carolina, on September 26, 2016.

ASSOCIATED HYGIENIC PRODUCTS LLC

By:	/s/ Razvan Theodoru
Name:	Razvan Theodoru

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Michael Fagan	President and Manager (Principal Executive Officer)	September 26, 2016

* Marcy Lemieux	Controller and Manager (Principal Financial Officer and Principal Accounting Officer)	September 26, 2016

* Daniel Buron	Manager	September 26, 2016

*By:

/s/ Razvan Theodoru Razvan Theodoru, as Attorney-in-Fact		September 26, 2016

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Mill, South Carolina, on September 26, 2016.

ATTENDS HEALTHCARE PRODUCTS, INC.

By:	/s/ Razvan Theodoru
Name:	Razvan Theodoru

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Michael Fagan	President, Chief Executive Officer and Director (Principal Executive Officer)	September 26, 2016

* Marcy Lemieux	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	September 26, 2016

* Daniel Buron	Vice President, Treasurer and Director	September 26, 2016

* Patrick Loulou	Vice President Corporate Development	September 26, 2016

*By:

/s/ Razvan Theodoru Razvan Theodoru, as Attorney-in-Fact		September 26, 2016

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Mill, South Carolina, on September 26, 2016.

DOMTAR A.W. LLC

By:	/s/ Razvan Theodoru
Name:	Razvan Theodoru

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Roger H. Brear	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 26, 2016

* Jack Bray	Director	September 26, 2016

* Zygmunt Jablonski	Director	September 26, 2016

*By:

/s/ Razvan Theodoru Razvan Theodoru, as Attorney-in-Fact		September 26, 2016

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Mill, South Carolina, on September 26, 2016.

DOMTAR INDUSTRIES LLC

By:	/s/ Razvan Theodoru
Name:	Razvan Theodoru

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* John D. Williams	President and Director (Principal Executive Officer)	September 26, 2016

* Roger H. Brear	Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2016

* Michael Garcia	Director	September 26, 2016

* Zygmunt Jablonski	Director	September 26, 2016

*By:

/s/ Razvan Theodoru Razvan Theodoru, as Attorney-in-Fact		September 26, 2016

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Mill, South Carolina, on September 26, 2016.

DOMTAR PAPER COMPANY, LLC

By:	/s/ Razvan Theodoru
Name:	Razvan Theodoru

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Michael Garcia	President and Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 26, 2016

* Jack Bray	Vice President and Manager	September 26, 2016

* Zygmunt Jablonski	Manager	September 26, 2016

*By:

/s/ Razvan Theodoru Razvan Theodoru, as Attorney-in-Fact		September 26, 2016

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Mill, South Carolina, on September 26, 2016.

EAM CORPORATION

By:	/s/ Razvan Theodoru
Name:	Razvan Theodoru

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Michael Fagan	President and Director (Principal Executive Officer)	September 26, 2016

* Larry Aaron	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2016

* Daniel Buron	Vice President and Director	September 26, 2016

* Lee West	Managing Director	September 26, 2016

* Lori Venn	Director	September 26, 2016

*By:

/s/ Razvan Theodoru Razvan Theodoru, as Attorney-in-Fact		September 26, 2016

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Mill, South Carolina, on September 26, 2016.

E.B. EDDY PAPER, INC.

By:	/s/ Razvan Theodoru
Name:	Razvan Theodoru

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Tim Wight	President and Director (Principal Executive Officer)	September 26, 2016

* Jack Bray	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 26, 2016

* Zygmunt Jablonski	Director	September 26, 2016

*By:

/s/ Razvan Theodoru Razvan Theodoru, as Attorney-in-Fact		September 26, 2016

Exhibit index

Exhibit number	Exhibit description

1.1	Form of Underwriting Agreement (Equity)**

1.2	Form of Underwriting Agreement (Debt Securities)**

1.3	Form of Underwriting Agreement (Preferred Securities)**

1.4	Form of Underwriting Agreement (Purchase Contracts)**

1.5	Form of Underwriting Agreement (Purchase Units)**

1.6	Form of Underwriting Agreement (Warrants)**

1.7	Form of Underwriting Agreement (Rights)**

3.1	Amended and Restated Certificate of Incorporation of Domtar Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on June 8, 2009 and the Company’s Form 10-Q filed with the SEC on August 8, 2008)

3.2	Amended and Restated By-laws of Domtar Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on February 24, 2016)

4.1	Indenture, dated as of November 19, 2007, among Domtar Corporation, Domtar Paper Company, LLC and The Bank of New York, as Trustee*

4.2	Supplemental Indenture, dated February 15, 2008, among Domtar Corporation, Domtar Paper Company, LLC, The Bank of New York, as Trustee, and the new Subsidiary Guarantors parties thereto (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on February 21, 2008)

4.3	Second Supplemental Indenture, dated February 20, 2008, among Domtar Corporation, Domtar Paper Company, LLC, The Bank of New York, as Trustee, and the new Subsidiary Guarantor party thereto (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the SEC on February 21, 2008)

4.4	Third Supplement Indenture, dated June 9, 2009, among Domtar Corporation, The Bank of New York Mellon, as Trustee, and the Subsidiary Guarantors party thereto, relating to the Company’s 10.75% Senior Notes due 2017 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2009)

4.5	Fourth Supplemental Indenture, dated June 23, 2011, among Domtar Corporation, Domtar Delaware Investments Inc., and Domtar Delaware Holdings, LLC and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2011)

4.6	Fifth Supplemental Indenture, dated September 7, 2011, among Domtar Corporation, Domtar Delaware Investments Inc. and Domtar Delaware Holdings, LLC, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2011)

4.7	Sixth Supplemental Indenture, dated March 16, 2012 among Domtar Corporation, the Subsidiary Guarantors party thereto, and The Bank of New York Mellon, as Trustee, relating to the Company’s 4.40% Notes due 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on March 16, 2012)

4.8	Seventh Supplemental Indenture, dated May 21, 2012 among Domtar Corporation, EAM Corporation, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.8 to the Company’s Form S-3 filed with the SEC on August 20, 2012)

4.9	Eighth Supplemental Indenture, dated August 23, 2012, among Domtar Corporation, the Subsidiary Guarantors party thereto, and The Bank of New York Mellon, as Trustee, relating to the Company’s 6.25% Senior Notes due 2042 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on August 23, 2012)

4.10	Ninth Supplemental Indenture, dated July 31, 2013, among Domtar Corporation, Associated Hygienic Products LLC, Domtar Personal Care Absorbent Hygiene, Inc. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.10 to the Company’s Form S-3 ASR filed with the SEC on October 1, 2013)

4.11	Tenth Supplemental Indenture, dated as of November 26, 2013, among Domtar Corporation, the Subsidiary Guarantors party thereto, and The Bank of New York Mellon, as Trustee, relating to the Company’s 6.75% Notes due 2044 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on November 26, 2013)

4.12	Eleventh Supplemental Indenture, dated as of November 4, 2015, among Domtar Corporation, Palmetto Enterprises LLC and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.12 to the Company’s Form 10-K filed with the SEC on February 26, 2016)

4.13	Form of Depositary Receipt**

4.14	Form of Depositary Agreement**

4.15	Form(s) of Warrant Agreement(s), including form of Warrant**

4.16	Form of Purchase Contract Agreement**

4.17	Form of Pledge Agreement**

4.18	Form of Global Security (Senior Debt Security)**

4.19	Form of Global Security (Subordinated Debt Security)**

5.1	Opinion of Debevoise & Plimpton LLP*

5.2	Opinion of Richards, Layton & Finger, P.A.*

12.1	Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends*

23.1	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1)

23.2	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.2)

23.3	Consent of PricewaterhouseCoopers LLP*

24.1	Powers of Attorney*

25.1	Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee, under the Indenture*
*	Filed herewith.

**	To be filed by amendment or report on Form 8-K pursuant to Item 601 of Regulation S-K.